Exhibit 99.2

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Introduction of call participants Henrik C. Slipsager, President & Chief Executive Officer James S. Lusk, Executive Vice President & Chief Financial Officer Sarah H. McConnell, Senior Vice President & General Counsel First Quarter 2010 Highlights Financial Review Operating Results 2010 Annual Guidance 2

This presentation contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. In addition, the financial results reported in this presentation continue to be subject to adjustment until filing of the Company's quarterly report on Form 10-Q for the quarter ended January 31, 2010. Any number of factors could cause the Company's actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) we are subject to volatility associated with high deductibles for certain insurable risks; (4) an increase in costs that we cannot pass on to clients could affect our profitability; (5) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 60 days' notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our transition to a shared services function could create disruption in functions affected; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) our ability to operate and pay our debt obligations depends upon our access to cash; (13) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (14) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than- temporarily impaired could negatively impact our earnings; (15) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (16) any future increase in the level of debt or in interest rates can affect our results of operations; (17) an impairment charge could have a material adverse effect on our financial condition and results of operations; (18) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (19) since we are an attractive employer for recent emigres to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations and financial results and our reputation; (20) labor disputes could lead to loss of revenues or expense variations; (21) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (22) natural disasters or acts of terrorism could disrupt our services . Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2009 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. 3

During the course of this presentation, certain non- GAAP financial measures described as "Adjusted EBITDA," "Adjusted Income from Continuing Operations," and "Adjusted Income from Continuing Operations per Diluted Share" that were not prepared in accordance with U.S. GAAP will be presented. A reconciliation of these non-GAAP financial measures those numbers to GAAP financial measures is available on the Company's website under "Investor Relations" and at the end of this presentation. 4

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Essentially met our expectations for the first quarter Adjusted Income from Continuing Operations up 8.3% to $14.0 million On a per diluted share basis, Adjusted Income from Continuing Operations increased 8% to $0.27 Operating profit, excluding corporate segment up 5.9% Adjusted EBITDA up 7.7% to $32.7 million Adjusted EBITDA margins increased 34 basis points year-over-year to 3.76% Cash Flow from operations a use of nearly $9 million Timing of account collections received from clients and payments made on vendor invoices Announced our 176th consecutive dividend 6

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($ in thousands) 1Excludes Corporate Summary Revenue base has stabilized Engineering revenue up again on a year-over-year basis as sales momentum continues Parking recorded $56 million related solely for reimbursable costs compared to $60 million in 2009 Tag revenue averaged approximately $13 million per month in the quarter Sales pipeline and sales activity remain robust, sales cycle is being extended 10

($ in thousands) 1Excludes Corporate Summary Continued focus on managing job profitability leads to another quarter of growth in division profits despite higher than anticipated state unemployment taxes Parking achieves another quarter of double digit growth Security segment significantly impacted by higher state unemployment taxes Taking the appropriate action across the Company to mitigate the effect of higher state unemployment taxes 11

Continue to anticipate sequential revenue growth Expect revenue in second half of fiscal year to be above prior year comparable Working to leverage investments in infrastructure to generate savings in fiscal 2011 Positioned for improving cash flow. Cash tax rate for fiscal 2010 to be approximately 2% Guidance Reiterating previously issued range for full year income from continuing operations of $1.25 to $1.35 per diluted share Adjusted income from continuing operations of $1.35 to $1.45 per diluted share The second quarter of fiscal 2010 has one more work day compared to the second quarter of 2009 12

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